Exhibit 3.1

Sec. 180.0202
Wis. Stats.

State of Wisconsin
Department of Financial Institutions

ARTICLES OF INCORPORATION - STOCK FOR-PROFIT CORPORATION

Executed by the undersigned for the purpose of forming a Wisconsin Stock For-Profit Corporation under Chapter 180 of the Wisconsin Statutes:

Article 1.	Name of the corporation:
Altitude International, Inc.

Article 2.	The corporation is organized under Ch. 180 of the Wisconsin Statutes.

Article 3.	Name of the initial registered agent:
VCORP SERVICES, LLC

Article 4.	Street address of the initial registered office:
301 S Bedford St
Ste 1
Madison, WI 53703-3691
United States of America

Article 5.	Number of shares of stock the corporation shall be authorized to issue:
Number of Shares Authorized: 100,000,000
Class: Common
Par Value Per Share: $.001

Article 6.	Name and complete address of each incorporator:
Dave Vincent
Unit J., Loddon Business Centre
Roentgen Road
Basingstoke, RG24 8NG
United Kingdom of Great Britain & N. Ireland

Other provisions (optional).	ARTICLE 7.

ARTICLE 8.

ARTICLE 9.

Other Information.	This document was drafted by:
Callie Jones

Not executed in Wisconsin

Incorporator signature:
Dave Vincent

Date & Time of Receipt:
5/18/2017 8:32:02 PM

OSB Number:
38505

ARTICLES OF INCORPORATION - Wisconsin Stock For-Profit
Corporation (Ch. 180)

Filing Fee: $100.00
Expedite Fee: $25.00
Total Fee: $125.00

ENDORSEMENT

State of Wisconsin
Department of Financial Institutions

EFFECTIVE DATE
5/18/2017

FILED 5/19/2017
Entity ID Number A082538